Exhibit 99.2


     The following unaudited pro forma consolidated condensed financial statement has been prepared by the management of SoftNet Systems, Inc. (the "Company") from its historical financial statements included in Form 10-K/A for the fiscal year ended September 30, 1998 as filed with the Securities and Exchange Commission ("SEC") on March 4, 1999. The unaudited pro forma consolidated condensed statement of operations for the fiscal year ended September 30, 1998 reflects adjustments as if the Company had substantially sold all of the stock of the Company's wholly-owned subsidiary, Micrographic Technology Corporation ("MTC") (the "MTC Disposition"), as described in the accompanying notes, as of October 1, 1997. In addition, the unaudited pro forma consolidated condensed statement of operations for the fiscal year ended September 30, 1998 has been presented only through "Loss from continuing operations before discontinued operations" inasmuch as the Company reported other discontinued operations in its historical financial statements for the fiscal year ended September 30, 1998, and thus the Company believes any further pro forma presentation would not be meaningful.

     Neither an unaudited pro forma consolidated condensed statement of operations for the nine months ended June 30, 1999, nor an unaudited pro forma consolidated condensed balance sheet as of June 30, 1999 has been prepared, as MTC was previously presented as a discontinued operation in the Form 10-Q for the quarterly period ended June 30, 1999 as filed with the SEC on August 16, 1999. As such, the Company believes that the presentation of these pro forma consolidated condensed financial statements would not be meaningful.

     The unaudited pro forma consolidated condensed statement of operations for the fiscal year ended September 30, 1998 should be read in conjunction with the notes included herewith, the Company's audited consolidated financial statements and notes thereto as of September 30, 1998 and 1997 and for the three years ended September 30, 1998, the Company's unaudited consolidated condensed financial statements as of, and for the nine months ended, June 30, 1999 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's most recent Form 10-K/A and 10-Q filings.

     The unaudited pro forma consolidated condensed financial statements do not purport to represent what the Company's results of operations or financial position would have been had the MTC Disposition occurred on the dates specified, or to project the Company's results of operations or financial position for any future period or date. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data. Actual amounts could differ from those set forth below.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
       Unaudited Pro Forma Consolidated Condensed Statement of Operations
                      (in thousands, except per share data)

                                                     For the year ended
                                                    September 30, 1998 (1)
                                         --------------------------------------------
                                                         Disposition
                                         Historical       Adjustments        Pro Forma
                                         -----------     -------------      -----------

Net sales............................       $ 14,060        $ (13,042) (a)     $  1,018
Cost of sales........................         10,628           (9,410) (a)        1,218
                                         -----------     -------------      -----------
     Gross profit....................          3,432           (3,632)             (200)

Operating expenses...................         19,265           (9,271) (a)        9,994
                                         -----------     -------------      -----------

Loss from continuing operations......        (15,833)           5,639           (10,194)

Other income (expense):
    Interest expense.................         (1,416)             899  (b)         (517)
    Other income.....................            320             (380) (a)          (60)
                                         -----------     -------------      -----------

Loss  from continuing operations
    before discontinued operations...     $  (16,929)        $  6,158         $ (10,771)
                                         ===========     =============      ===========


Basic and diluted loss per share from
    continuing operations before
    discontinued operations..........        $ (2.29)                          $  (1.46)
                                         ===========                        ===========

Shares used to compute basic and
    diluted loss per share...........          7,391                              7,391
                                         ===========                        ===========

---------------------------

(1) References in parenthetical are to Note 2 to the unaudited pro forma consolidated condensed financial statements.

            See accompanying notes to unaudited pro forma consolidated condensed financial statements.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
    Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements



(1)      The MTC Disposition

     The unaudited pro forma consolidated condensed financial statements reflect adjustments for the MTC Disposition, in which the Company sold all of its holdings of the issued and outstanding capital stock of its wholly-owned subsidiary for total cash proceeds of $4,894,158.

(2)      Pro Forma Adjustments

     The unaudited pro forma consolidated condensed statement of operations give effect to the following disposition adjustments:

     (a) Represents the removal of the operations of MTC through "Loss from continuing operations before discontinued operations".

     (b) Consists of interest expense of $394,000 incurred directly by the operations of MTC and $505,000 of interest expense incurred by the Company, with respect to its revolving line of credit, in support of the operations of MTC.